                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                December 9, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                                  Salton, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                    0-19557              36-3777824
------------------------------      --------------     ---------------------
 (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)             File Number)       Identification No.)



            550 Business Center Drive, Mount Prospect, Illinois 60056
           -----------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)



                                 (847) 803-4600
                         -------------------------------
                         (Registrant's telephone number)

ITEM 5.     OTHER EVENTS.

         On December 9, 1999, Salton, Inc. ("Salton") announced that it has entered into agreements with George Foreman, Sam Perlmutter and Michael Srednick which provide for Salton to acquire the right to use in perpetuity and worldwide the name "George Foreman", including pictures and likeness of George Foreman, in connection with the marketing and sale of food preparation appliances. This transaction would terminate as of July 1, 1999 Salton's obligation to pay royalties to George Foreman and his partners based on the sale of "George Foreman" products.

         The purchase price payable to George Foreman is $100,000,000 in cash, payable in five annual installments of $20,000,000 commencing on the closing date, and shares of Salton common stock valued at $10,000,000 at the closing. The purchase price payable to each of Sam Perlmutter and Michael Srednick is $6,875,000 in cash, payable in five annual installments of $1,375,000 commencing on the closing, and shares of Salton common stock valued at $6,875,000 at the closing.

         The number of shares actually delivered at the closing to Messrs. Foreman, Perlmutter and Srednick will be based on the average of the closing price of Salton common stock on the New York Stock Exchange for the twenty trading days ending on the third trading day preceding the closing date; provided that each of Mr. Perlmutter and Mr. Srednick will in no event receive less than 237,069 shares. In connection with the transactions, Mr. Foreman will also receive $100,000 per year through December 31, 2009 for assisting Salton in registering unregistered trademarks and registering future trademarks. The closing of the transaction, which is expected to occur during the first calendar quarter of 2000, is subject to several conditions, including the registration of the shares for public sale.

         The agreements between Salton and each of George Foreman, Sam Perlmutter and Michael Srednick are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated herein by reference. A copy of Salton's press release, dated December 9, 1999, is attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b) Pro Forma Financial Information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma consolidated financial statements give effect to:

         - the issuance of 109,090 shares of Salton common stock to the former stockholders of TMI Acquisition Corp. in satisfaction of Salton's obligation to pay TMI Acquisition Corp. certain amounts based on future sales of Toastmaster(R) products; and

         - Salton's pending acquisition of the right to use in perpetuity and worldwide the name "George Foreman" in connection with the marketing and sale of food preparation appliances for an aggregate purchase price of $113,750,000 in cash, payable in five annual installments of $22,750,000 commencing on the closing date, and shares of Salton common stock valued at $23,750,000 at the closing.

         The unaudited pro forma condensed consolidated balance sheet data gives effect to these transactions as if they had occurred on September 25, 1999. The unaudited pro forma consolidated statements of operations data give effect to these transactions as if they had occurred on (1) June 28, 1998 with respect to the fiscal year ended June 26, 1999 and (2) June 27, 1999 with respect to the thriteen weeks ended September 25, 1999.

     The unaudited pro forma consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that Salton believes are reasonable. In particular, the number of shares of Salton common stock to be issued in connection with the George Foreman transaction is based on an assumed price of $28.00 per share at the closing of that transaction. The pro forma financial information is for informational purposes only and does not purport to represent what Salton's results of operations or financial position would have actually been had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated.

                                                                  SALTON, INC.
                                                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                                SEPTEMBER 25, 1999
                                                                 (IN THOUSANDS)
                                                   -----------------------------------------------
                                                   HISTORICAL      PRO FORMA
                                                   SALTON (1)     ADJUSTMENTS          AS ADJUSTED
                                                   ----------     -----------          -----------
Total Assets:
                                                                  $  16,644   (2)
                                                                    (22,750)  (3)
                                                                  ---------
  Cash                                             $   8,336         (6,106)           $   2,230
  Accounts Receivable, Net of Allowances             159,525                             159,525
  Inventories                                        155,965                             155,965
  Prepaid Expenses and Other Current Assets            8,521                               8,521
  Deferred Taxes                                       3,134                               3,134
                                                   ---------      ---------            ---------
    Total Current Assets                           $ 335,481         (6,106)             329,375
  Property Plant and Equipment                        46,520                              46,520
  Accumulated Depreciation                           (21,513)                            (21,513)
                                                   ---------      ---------            ---------
    Net Property Plant and Equipment               $  25,007                              25,007

                                                                     (1,000)  (4)
                                                                    121,020   (3)
                                                                  ---------
Intangibles, Net and Other Assets                     42,500        120,020              162,520
                                                           -              -                    -
                                                   ---------      ---------            ---------
    Total Assets                                   $ 402,988      $ 113,914            $ 516,902
                                                   =========      =========            =========

Total Liabilities
  Accounts Payable                                 $  53,732             50   (3)      $  53,782
  Accrued Expenses                                    28,264             89   (4)         28,353
  Income Taxes                                         6,144      $   5,924   (2)         12,068
  Revolving Line of Credit and Other Current
    Debt                                              67,196                              67,196
  Deferred Income Taxes                                    -              -                    -
                                                   ---------      ---------            ---------
    Total Current Liabilities                        155,336          6,063              161,399
  Non-current Deferred Tax Liability                     157              -                  157
                                                                          -                    -

                                                                     (4,000)  (4)
                                                                     74,520   (3)
                                                                  ---------
  Long Term Debt                                   $ 182,013         70,520              252,533
                                                                                               -
                                                   ---------      ---------            ---------
      Total Liabilities                              337,506         76,583              414,039

Stockholders Equity
  Preferred Stock
  Common Stock                                           134              -                  134
                                                                     11,790   (3)
                                                                      1,516   (4)
                                                                  ---------
  Treasury Stock                                     (43,308)        13,306              (30,002)
                                                                     11,960   (3)
                                                                      1,484   (4)
                                                                  ---------
  Additional Paid in Capital                          45,317         13,444               58,761
  Accumulated other comprehensive income                 (49)             -                  (49)
  Retained Earnings                                   63,388         10,581   (5)         73,969
                                                   ---------      ---------            ---------
      Total Liabilities                               65,482         37,331              102,813
                                                   ---------      ---------            ---------
Total Liabilities & Stockholders Equity            $ 402,988      $ 113,914            $ 516,902
                                                   =========      =========            =========


       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                                  SALTON, INC.
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA
                        FISCAL YEAR ENDED JUNE 26, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  HISTORICAL      PRO FORMA            PRO FORMA
                                                                  SALTON (1)     ADJUSTMENTS          AS ADJUSTED
                                                                 -----------     -----------          -----------
Net sales                                                        $  506,116                           $   506,116
Cost of Goods sold                                                  285,526                               285,526
Distribution expenses                                                21,621                                21,621
                                                                 -----------     -----------          -----------
Gross profit                                                        198,969                -              198,969
                                                                                 $     8,068  (6)
                                                                                         (25) (6)
Selling General, and Administrative expenses                        129,588          (38,096) (6)
                                                                                          50  (9)
                                                                                        (536) (8)          99,049
                                                                -----------      -----------          -----------
Operating income                                                     69,381          (30,539)              99,920
                                                                                       6,334  (7)
Interest expense                                                     15,518              173  (7)          22,025
                                                                 -----------     -----------          -----------
Income before income taxes                                           53,863          (24,032)              77,895
Income taxes                                                         19,320            8,553  (10)         27,873
                                                                 -----------     -----------          -----------
Net income                                                       $   34,543      $   (15,479)         $    50,022
                                                                 ==========      ===========          ===========
Earnings per share: Basic                                        $     3.21                           $      4.27
Earnings per share: Diluted                                      $     2.37                           $      3.22
Weighted average common shares outstanding                           10,760                                11,718
Weighted average common and equivalent shares outstanding            14,562                                15,519


EBITDA (11)                                                      $   76,682                           $   115,264
EBITDA MARGIN (12)                                                     15.2%                                 22.8%
Depreciation and amortization                                    $    7,301                           $    15,344
Capital Expenditures                                             $    5,390                           $     5,390



       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                                  SALTON, INC.
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA
                    THIRTEEN WEEKS ENDED SEPTEMBER 25, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  HISTORICAL    PRO FORMA           PRO FORMA
                                                                  SALTON (1)   ADJUSTMENTS         AS ADJUSTED
                                                                  ----------   -----------         -----------
Net sales                                                         $ 196,340                        $ 196,340
Cost of goods sold                                                  110,401                          110,401
Distribution expenses                                                 7,120                            7,120
                                                                  ---------      --------          ---------
Gross profit                                                         78,819             -             78,819
                                                                                 $  2,017  (6)
                                                                                  (16,644) (6)
                                                                                       (6) (6)
                                                                                       50  (9)
Selling, general and administrative expenses                         50,490            89  (8)        35,996
                                                                  ---------      --------          ---------
Operating income                                                     28,329       (14,494)            42,823
                                                                                    1,584  (7)
Interest expense                                                      5,477                            7,061
                                                                  ---------      --------          ---------
Income before income taxes                                           22,852       (12,910)            35,762
Income taxes                                                          8,954         4,595  (10)       13,549
                                                                  ---------      --------          ---------
Net income                                                        $  13,898      $ (8,315)         $  22,213
                                                                  =========      ========          =========

Earnings per share: Basic                                         $    1.35                        $    1.98
Earnings per share: Diluted                                       $    0.95                        $    1.43
Weighted average common shares outstanding                           10,290                           11,247
Weighted average common and equivalent shares outstanding            14,574                           15,531



EBITDA (11)                                                       $  30,609                        $  47,114
EBITDA MARGIN (12)                                                     15.6%                            24.0%
Depreciation and amortization                                     $   2,280                        $   4,291
Capital Expenditures                                              $   2,311                        $   2,311




       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                                  SALTON, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

The unaudited proforma consolidated financial statements have been adjusted for the items set forth below.

(1) Represents the historical financial position of Salton as of September 25, 1999 and the consolidated results of operations for fiscal year ended
     June 26, 1999 and the thirteen weeks ended September 25, 1999.

BALANCE SHEET
(2) Reflects the reversal of royalty payments of $16,644 on George Foreman products, for the thirteen weeks ended September 25, 1999, and the corresponding additional income taxes payable of $5,924 based upon an assumed tax rate of 35.59%.

(3) Reflects the following in connection with Salton's pending acquisition of the right to use in perpetuity and worldwide the name "George Foreman" in connection with the marketing and sale of food preparation appliances (the "Trademark"): (a) the first installment of cash payments of $22,750 due at the closing date; (b) the recording of notes payable of $91,000 for the remaining four annual cash installments, recorded at the aggregate present value of $74,520 utilizing an 8.5% interest rate; (c) the issuance of 848,214 shares of common stock out of treasury shares at a carrying value of $13.90 per share and the recording of additional paid-in-capital based on the per share price of Salton common stock of $28 as of December 3, 1999; (d) the recording of an intangible asset of $121,020 for the Trademark; and (e) the estimated expenses of $50 for accounting, legal, printing and filing fees. The actual aggregate number of shares to be issued will be determined by dividing $23,750 by the average of the closing price of Salton common stock on the NYSE for the twenty trading days ending on the third trading day preceding the closing date, per the agreement.

(4) Reflects the following in connection with the satisfaction of Salton's obligation to the TMI Acquisition Corp.: (a) the reduction of the original obligation by $4,000 based on the terms of the new agreement and the related reduction in goodwill of $1,000; (b) the issuance of 109,090 shares of common stock out of treasury shares at a carrying value of $13.90 per share and the recording of additional paid-in-capital based on the per share price of $27.50 in accordance with the agreement; and (c) the recording of a liability and expense of $89 to reflect the agreement by Salton to reimburse the former stockholders of TMI Acquisition Corp. in cash to the extent that the selling price of any of the shares sold by such stockholders during a specified period of time is less than $27.50 per share and the agreement by such stockholders to pay Salton in cash to the extent that such selling price exceeds $27.50 per share (the "Stock Price Guarantee"), based on the common stock price on September 24, 1999 of $26.6875.

(5) Reflects net impact on retained earnings of the aforementioned pro forma adjustments.

STATEMENT OF OPERATIONS
(6)  A. For fiscal year ended June 26, 1999:
     (1) Reflects amortization of the Trademark of $8,068 on a straight-line basis preliminarily over a 15-year useful life. The Company is in the process of assessing the estimated useful life of the Trademark which is not expected to be less than 10 years or greater than 20 years.

     (2) Reflects the reduction in goodwill amortization expense of $25 (see note (4)(a)).

     (3) Reflects the reversal of royalty payments of $38,096 on George Foreman products.

     B. For the thirteen weeks ended September 25, 1999:
     (1) Reflects amortization of the Trademark of $2,017 on a straight-line basis preliminarily over a 15-year useful life. The Company is in the process of assessing the estimated useful life of the Trademark which is not expected to be less than 10 years or greater than 20 years.

     (2) Reflects the reduction in goodwill amortization expense of $6 (see note (4)(a)).

     (3) Reflects the reversal of royalty payments of $16,644 on George Foreman products.

(7)  A. For fiscal year ended June 26, 1999:
     (1) Reflects the imputed interest expense associated with the notes payable of $6,334 (see note (3)).
     (2) Reflects interest on additional borrowings of $173 for the initial cash payment for the Trademark.
     B. For the thirteen weeks ended September 25, 1999
     (1) Reflects the imputed interest expense associated with the notes payable of $1,584.

(8)  A. For fiscal year ended June 26, 1999:
     (1) Reflects the change in the fair value of the Stock Price Guarantee that is included in the agreement for the issuance of 109,090 shares of Salton common stock to the former stockholders of TMI Acquisition Corp. of $536 based on the closing price of Salton common stock on June
         26, 1999 of $32.4167 per share.

     B. For the thirteen weeks ended September 25, 1999:
     (1) Reflects the change in the fair value of the Stock Price Guarantee that is included in the agreement for the issuance of 109,090 shares of Salton common stock to the former stockholders of TMI Acquisition Corp. of $89 based on the closing price of Salton common stock on September 24, 1999 of $26.6875.

(9) The estimated expenses of $50 for accounting, legal, printing and filing fees.

(10) Income tax expense is adjusted to reflect the income tax effects of pro forma adjustments based upon an assumed rate of 35.59%.

OTHER DATA
(11) EBITDA represents operating income plus depreciation and amortization. EBITDA is presented because it is widely accepted measure to provide information regarding a company's ability to pay interest, repay debt or make capital expenditures. EBITDA should not be considered in isolation or in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. Additionally, Salton's calculation of EBITDA may differ from that performed by other companies, and thus the amounts disclosed for EBITDA may not be directly comparable to similarly titled measures disclosed by other companies.

(12) EBITDA margin represents EBITDA as a percentage of net sales.

         (c) Exhibits

Exhibit No.       Description
-----------       -----------

10.1              Agreement effective as July 1, 1999 between Salton and George
                  Foreman.

10.2              Agreement effective as of July 1, 1999 between Salton and Sam
                  Perlmutter.

10.3              Agreement effective as of July 1, 1999 between Salton and
                  Michael Srednick.

99.1              Press Release, dated December 9, 1999, issued by Salton.

                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SALTON, INC.


                                        /s/ WILLIAM B. RUE
                                        ---------------------------------
                                        William B. Rue
Dated:  December 9, 1999              President and Chief Operating Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

10.1              Agreement effective as July 1, 1999 between Salton and George
                  Foreman.

10.2              Agreement effective as of July 1, 1999 between Salton and Sam
                  Perlmutter.

10.3              Agreement effective as of July 1, 1999 between Salton and
                  Michael Srednick.

99.1              Press Release, dated December 9, 1999, issued by Salton.